UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA (Address of principal executive offices)	02451 (Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Co-Development and License Agreement

On June 13, 2017, Minerva Neurosciences, Inc., a Delaware corporation (the “Company or “Minerva”) entered into an amendment to that certain Co-Development and License Agreement between the Company and Janssen Pharmaceutica NV, one of the Janssen Pharmaceutical Companies of Johnson & Johnson (“Janssen”), related to the Company’s MIN-202 product candidate (the “Amendment”).

Pursuant to the Amendment, Minerva will gain global strategic control of the development of MIN-202 to treat insomnia, and Janssen will forego its right to royalties on MIN-202 insomnia sales in Minerva territories. Minerva will retain its current rights to MIN-202 as adjunctive therapy for major depressive disorder (MDD), which include an exclusive license in the European Union, Switzerland, Liechtenstein, Iceland and Norway, with royalties payable by Minerva to Janssen, and royalties on sales payable by Janssen to Minerva elsewhere worldwide.

Janssen has agreed to make an upfront payment to Minerva of $30 million upon the effectiveness of the Amendment. Janssen has also agreed to make a $20 million payment at the start of a Phase 3 insomnia trial for MIN-202, a $20 million payment when 50% of the patients are enrolled in this trial, and further agreed to waive the remaining payments due from Minerva for Phase 2 development of MIN-202, which total approximately $13 million.

Upon the effectiveness of the Amendment, Minerva will assume all financial responsibility for Phase 3 development costs for MIN-202 in insomnia. The effectiveness of the Amendment is contingent upon the closing of Johnson and Johnson’s pending acquisition of Actelion Ltd. and approval by the European Commission.

Stock Repurchase Agreement

On June 13, 2017, in connection with the Amendment, Minerva also entered into a stock repurchase agreement with Johnson & Johnson Innovation-JJDC Inc. to repurchase all of the approximately 3.9 million shares of Minerva stock held by Johnson & Johnson Innovation-JJDC Inc. at a per share price of $0.0001, for an aggregate purchase price of approximately $389 (the “Stock Repurchase Agreement”). The effectiveness of the Stock Repurchase Agreement is contingent upon the closing of Johnson and Johnson’s pending acquisition of Actelion Ltd. and approval by the European Commission.

The foregoing description of the Amendment and the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Stock Repurchase Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Co-Development and License Agreement dated June 13, 2017, by and between Minerva Neurosciences, Inc. and Janssen Pharmaceutica NV.

10.2	Stock Repurchase Agreement dated June 13, 2017 by and between Minerva Neurosciences, Inc. and Johnson & Johnson Innovation-JJDC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark S. Levine
Name:	Mark S. Levine
Title:	Senior Vice President, General Counsel and Secretary

Date:    June 14, 2017

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 1 to Co-Development and License Agreement dated June 13, 2017, by and between Minerva Neurosciences, Inc. and Janssen Pharmaceutica NV.

10.2	Stock Repurchase Agreement dated June 13, 2017 by and between Minerva Neurosciences, Inc. and Johnson & Johnson Innovation-JJDC Inc.